Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 18, 2016, relating to the financial statements of AveXis, Inc., which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-213292).  We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-213292).

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 8, 2016